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                                                                   Exhibit 11.1
                      STB SYSTEMS, INC. and SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON and COMMON EQUIVALENT SHARE
                                (UNAUDITED)
              (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)
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                                                                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                                    APRIL 30,               APRIL 30,
                                                                                1997        1996        1997        1996
                                                                              ---------   ---------   ---------   ---------
Net income                                                                    $   2,418   $   1,351   $   4,670   $   2,566
                                                                              ---------   ---------   ---------   ---------
                                                                              ---------   ---------   ---------   ---------
PRIMARY:
Weighted average number of shares outstanding                                 4,554,885   4,500,000   4,534,533   4,500,000
Additional weighted average shares from assumed exercise of dilutive
stock options, net of shares assumed to be repurchased with exercise proceeds   361,669         114     322,093          45
                                                                              ---------   ---------   ---------   ---------
Net income per share                                                          $    0.49   $    0.30   $    0.96   $    0.57
                                                                              ---------   ---------   ---------   ---------
                                                                              ---------   ---------   ---------   ---------
FULLY DILUTIVE
Weighted average number of shares outstanding
Additional weighted average shares from assumed exercise of dilutive          4,554,885   4,500,000   4,534,533   4,500,000
stock options, net of shares assumed to be repurchased with exercise proceeds
Net income per share                                                            361,669         236     322,093         167
                                                                              ---------   ---------   ---------   ---------
                                                                              $    0.49   $    0.30   $    0.96   $    0.57
                                                                              ---------   ---------   ---------   ---------
                                                                              ---------   ---------   ---------   ---------
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